SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT –October 26, 2004

(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

703 Curtis Street, Middletown, OH	45043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The following schedule reflects the reconciliation of Non-GAAP measures that will be discussed in the third quarter 2004 analysts’ conference call to be held on October 26, 2004 at 11:00 a.m.

Supplemental Information

Three Months Ended September 30, 2003
Operating Loss per Ton
Loss per ton excluding goodwill impairment	$(82)
Goodwill impairment per ton	(67)

Operating loss per ton	$(149)

EBITDA (Dollars in millions)
EBITDA	$(50.2)
Depreciation	(57.4)
Amortization	(1.3)
EBITDA from discontinued operations	(14.9)
Goodwill impairment	(101.2)

Operating loss	$(225.0)

EBITDA per ton
EBITDA per ton	$(33)
Depreciation per ton	(38)
Amortization per ton	(1)
EBITDA from discontinued operations per ton	(10)
Goodwill impairment per ton	(67)

Operating profit per ton	$(149)

Three months ended September 30, 2004
EBITDA (Dollars in millions)
EBITDA	$146.4
Depreciation	(51.2)
Amortization	(0.7)

Operating profit	$94.5

EBITDA per ton
EBITDA per ton	$95
Depreciation per ton	(33)
Amortization per ton	(1)

Operating profit per ton	$61

Net tax credit (Dollars in Millions)
Income tax benefit from continuing operations	$50.2
Loss from discontinued operations - taxes	(1.1)
Loss on sale of discontinued operations - taxes	(34.4)

Net tax credit as reported	$14.7

Net tax credit earnings per share
Income tax benefit from continuing operations earnings per share	$0.46
Loss from discontinued operations - taxes, earnings per share	(0.01)
Loss on sale of discontinued operations - taxes, earnings per share	(0.32)

Net tax credit earnings per share reported	$0.13

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary
Dated: October 26, 2004